UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2020

LOWE’S COMPANIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowes Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	LOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On March 26, 2020, Lowe’s Companies, Inc. (the “Company”) issued an aggregate of $4.0 billion of unsecured notes, consisting of $750 million aggregate principal amount of its 4.000% Notes due April 15, 2025 (the “2025 Notes”), $1.25 billion aggregate principal amount of its 4.500% Notes due April 15, 2030 (the “2030 Notes”), $750 million aggregate principal amount of its 5.000% Notes due 2040 (the “2040 Notes”) and $1.25 billion aggregate principal amount of its 5.125% Notes due April 5, 2050 (the “2050 Notes” and, together with the 2025 Notes, 2030 Notes and the 2040 Notes, the “Notes”). The Company received net proceeds, after expenses and the underwriting discount, of approximately $3.955 billion from the issuance of the Notes.

The Notes are governed by and were issued pursuant to the terms of an Amended and Restated Indenture, dated as of December 1, 1995 (the “Base Indenture”), between the Company and U.S. Bank National Association, as successor trustee (the “Trustee”), as supplemented by a Sixteenth Supplemental Indenture, dated as of March 26, 2020, between the Company and the Trustee (the “Sixteenth Supplemental Indenture” and, the Base Indenture as supplemented by the Sixteenth Supplemental Indenture, the “Indenture”).

The Notes are unsecured obligations and rank equally with the Company’s existing and future unsecured senior indebtedness. The Indenture contains covenants restricting the issuance of debt by the Company’s subsidiaries but does not restrict the Company from incurring additional indebtedness. Each series of the Notes is a new issue of securities with no established trading market. The Company does not intend to apply for the listing of any series of the Notes on any securities exchange or for quotation of such Notes on any automated dealer quotation system.

The 2025 Notes will mature on April 15, 2025, the 2030 Notes will mature on April 15, 2030, the 2040 Notes will mature on April 15, 2040 and the 2050 Notes will mature on April 15, 2050, in each case, unless earlier redeemed or repurchased by the Company. The 2025 Notes will bear interest at a rate of 4.000% per annum, the 2030 Notes will bear interest at a rate 4.500% per annum, the 2040 Notes will bear interest at a rate 5.000% per annum and the 2050 Notes will bear interest at a rate of 5.125% per annum. The Company will pay interest on the Notes semiannually in arrears on April 15 and October 15, commencing October 15, 2020. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months. Payments of principal and interest to owners of book-entry interests will be made in accordance with the procedures of The Depository Trust Company and its participants in effect from time to time.

At any time prior to the date that is one month (with respect to the 2025 Notes), three months (with respect to the 2030 Notes), six months (with respect to the 2040 Notes) or six months (with respect to the 2050 Notes) prior to the applicable maturity date for such series of Notes, the Notes of each series will be redeemable, in whole at any time or in part from time to time, at the Company’s option, at a redemption price, to be calculated by the Company, equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes that, but for the redemption, would be due after the related redemption date through the applicable par call date with respect to the series of Notes being redeemed, assuming such notes matured on the applicable par call date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Sixteenth Supplemental Indenture), plus 50 basis points with respect to all series of Notes; plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after the date that is one month (with respect to the 2025 Notes), three months (with respect to the 2030 Notes), six months (with respect to the 2040 Notes) or six months (with respect to the 2050 Notes) prior to the applicable maturity date for such series of Notes, the 2025 Notes, the 2030 Notes, the 2040 Notes and the 2050 Notes will be redeemable, in whole at any time or in part from time to time, at the Company’s option, at par plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

In addition, upon a Change of Control Triggering Event (as defined in the Sixteenth Supplemental Indenture), the holders of the Notes may require the Company to repurchase all or any part of their Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, on such Notes to the date of purchase (unless the Company has exercised its right to redeem the Notes).

The foregoing description of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, copies of which are filed herewith as Exhibit 4.1 through 4.4 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On March 24, 2020, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC as representatives of the several underwriters named therein (together, the “Underwriters”), to sell to the Underwriters, who severally agreed to purchase, the Notes. The Notes were registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-3 (File No. 333-226983) filed with the Securities and Exchange Commission on August 23, 2018.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1

Underwriting Agreement, dated as of March 24, 2020, among Lowe’s Companies, Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.

4.1

Amended and Restated Indenture, dated as of December 1, 1995, between Lowe’s Companies, Inc. and U.S. Bank National Association (as successor trustee) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed December 15, 1995).

4.2	Sixteenth Supplemental Indenture, dated as of March 26, 2020, between Lowe’s Companies, Inc. and U.S. Bank National Association (as successor trustee).

4.3	Form of 4.000% Notes due April 15, 2025 (included in Exhibit 4.1).

4.4	Form of 4.500% Notes due April 15, 2030 (included in Exhibit 4.1).

4.5	Form of 5.000% Notes due April 15, 2040 (included in Exhibit 4.1).

4.6	Form of 5.125% Notes due April 15, 2050 (included in Exhibit 4.1).

5.1	Opinion of Moore & Van Allen PLLC.

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1).

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: March 26, 2020	By:	/s/ David M. Denton
David M. Denton
Executive Vice President, Chief Financial Officer